STOCK purchase Agreement (AFFILIATE)

THIS STOCK PURCHASE AGREEMENT (“Agreement”) is made as of February 25, 2020, by and between Pelican Delivers Inc. (“Seller”) and Shine Management, Inc. and Shine Innovations Investments, LLC (Collectively, “Purchaser”) in connection with the satisfaction of that portion of the Shine Management, Inc. Master Services Agreement (“Shine Agreement”) related to the issuance of shares of Seller’s common stock in satisfaction of the discount for services provided by Purchaser during the period from inception of this Agreement until September 30, 2020.

RECITALS

WHEREAS, Seller is a Nevada corporation (the “Company”); and

WHEREAS, Seller desires to encourage Purchaser to serve and benefit Seller by providing services at a discounted cost; and

WHEREAS, Purchaser wishes to purchase the number of shares of Seller’s common stock described in Schedule A (“Purchased Shares”), on the terms set forth herein.

In consideration of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purchase and Sale AND CLOSING

1.1 Seller hereby agrees to sell, assign, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Purchased Shares for the discounted purchase price as described in the attached Schedule A (“Purchase Price”). Payment shall be in the form of discounted cost of services as described in Schedule A all as provided in the Shine Agreement.

1.2 Closing. The closing (“Closing”) of the transactions contemplated hereby will occur on, or, before the day as described in the attached Schedule A (the “Closing Date”).

2. REPRESENTATIONS AND WARRANTIES

2.1 Seller warrants, covenants and represents to Purchaser that Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby; and the Seller is the issuing Company.

2.2 Purchaser represents and warrants to Seller that Purchaser:

(i)	has the legal power and authority to execute and deliver this Agreement and to consummate the transactions hereby contemplated;
(ii)	understands and agrees that offers and sales of any of the Purchased Shares are prohibited prior to the expiration of a period of one year after the date of completion of the transfer of the Purchased Shares (the “Restricted Period”) as contemplated by this Agreement and shall thereafter only be made in compliance with the safe harbor provisions set forth in Rule 144, pursuant to the registration provisions of the Securities Act or pursuant to an exemption therefrom; and

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(iii)	is financially able to bear the economic risks of acquiring an interest in the Company and the other transactions contemplated hereby, and has no need for liquidity in this investment. Purchaser has such knowledge and experience in financial and business matters in general, and with respect to businesses of a nature similar to the business of the Company, so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Purchased Shares. Purchaser is acquiring the Purchased Shares solely for his or her own respective accounts and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations, unless such distribution or offering is registered under the Securities Act, or an exemption from such registration is available. Purchasers has (i) received all the information they have deemed necessary to make an informed investment decision with respect to the acquisition of the Purchased Shares, (ii) had an opportunity to make such investigation as he or she has desired pertaining to the Company and the acquisition of an interest therein, and to verify the information which is, and has been, made available to him or her and (iii) had the opportunity to ask questions of Seller concerning the Company. Purchaser has received no public solicitation or advertisement with respect to the offer or sale of the Purchased Shares. Purchaser understands that the Purchased Shares are being sold to them pursuant to the exemption from registration of the Securities Act and that Seller is relying upon the representations made herein.

2.3       Purchaser agrees not to engage in hedging transactions with regard to the Purchased Shares except in compliance with the Securities Act.

2.4       Purchaser represents, warrants, and agrees that any finder’s fee, or any other type of fee related to the sale contemplated by this Agreement, will be paid by Purchaser. The Purchaser represents and warrants that he or she has made no agreements involving any fees of any type that relate to this Agreement that would involve the Seller.

3.	POST-CLOSING COVENANTS

3.1       Purchaser agrees not to offer or sell the Purchased Shares during the Restricted Period and shall thereafter only be made in compliance with the safe harbor provisions set forth in Rule 144, pursuant to the registration provisions of the Securities Act or pursuant to an exemption therefrom.

3.2       Purchaser agrees and acknowledges that the issuance of the Purchased Shares are in full and complete satisfaction of the terms of the Shine Agreement requiring Seller to issue Purchaser shares of Seller’s common stock in exchange for a discounted rate on Purchaser’s services through September 30, 2020, and that Seller, having fully satisfied this requirement upon issuance of the Purchased Shares, will not be required to issue out any further shares of its common stock based on the Shine Agreement.

4.       MISCELLANEOUS

4.1       The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.

4.2       Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States dollars.

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4.3 There are no representations, warranties, collateral agreements, or conditions concerning the subject matter of this Agreement except as herein specified.

4.4 This Agreement will be governed by and construed in accordance with the laws of the State of Nevada. The parties hereby attorn to the jurisdiction of the courts of Clark County, Nevada with respect to any legal proceedings arising from this Agreement.

4.5 The representations and warranties of the parties contained in this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and shall continue in full force and effect for a period of one year.

4.6 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.7 Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

SELLER: Pelican Delivers Inc.

/s/ David Comeau

David Comeau, CEO

PURCHASER:

Shine Management Inc.

/s/ Debra Hoopes

Debra Hoopes, CFO/CAO

Shine Innovations Investments, LLC

/s/ Jeff A. Thomas

Jeff A. Thomas, Managing Member

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SCHEDULE A

Number of Shares Purchased:	60,000
Total Agreed Value:	$642.00
Name of Stockholder:	Shine Innovations Investments, LLC
Address of Purchaser:	Attention Debra Hoopes c/o SM1 Morton Dr, Suite 201, Charlottesville, VA 22902
Purchaser’s FEIN	85-0750666
Closing Date	02/25/2020

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